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                                                                  Exhibit 10.373

                      FIRST AMENDMENT TO PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT is made this _________day of August, 2004 by and between JAPPE OF WESTON, INC., a ______ ________ corporation ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Purchaser").

                                    RECITALS

     A. Purchaser and Seller entered into a Purchase Agreement dated June 17, 2004 pertaining to the purchase and sale of the Harvest Towne Center Shopping Center located in Knoxville, Tennessee (the "Purchase Agreement").

     B.   Purchaser and Seller desire to amend the Purchase Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

     1. RECITALS. The Recitals set forth herein above are incorporated as if though fully set forth herein.

     2. AMENDMENT. The date set forth in Paragraph 1 of the Purchase Agreement is hereby changed from "August 11, 2004" to "August 20, 2004"

     3. CONFLICTS. Except as herein set forth, the terms of the Purchase Agreement shall remain unchanged. In the event of a conflict between the terms hereof and [ILLEGIBLE] terms of the Purchase Agreement, the terms hereof shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase Agreement as of the date first written above.

                                          SELLER:

                                          JAFFE OF WESTON, INC., a FLORIDA
                                          corporation


                                          By:   /s/ Gary S. Kaminsky
                                               ---------------------------------
                                          Name:  GARY S. KAMINSKY
                                               ---------------------------------
                                          Its:  Exec Director
                                               ---------------------------------

                                          PURCHASER:

                                          INLAND REAL ESTATE ACQUISITIONS, INC.,
                                          An Illinois corporation


                                          By:   /s/ [ILLEGIBLE]
                                               ---------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:  SR. V. P.
                                               ---------------------------------

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                                          June 17, 2004

Jaffe of Weston, Inc. (Seller)
Attn: David Lasman
555 S. W. 12th Ave., Suite 101
Pompano Beach, Florida 33069
(954) 933-9105

       RE:   HARVEST TOWNE CENTER
             KNOXVILLE, TN.

Dear Mr. Lasman:

     This letter represents this corporation's offer to purchase the Harvest Towne Center Shopping Center with 32,965 net rentable square feet, situated on approximately 4 acres of land, located on Broadway Street at Norris Highway, Knoxville, TN.

     The above properties shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the properties.

     This corporation or its nominee will consummate this transaction on the following basis:

     1. The total purchase price shall be $9,100,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING, ON OR BEFORE AUGUST 11, 2004.

          Purchaser shall allocate the land, building and depreciable improvements prior to closing.

     2. There are no real estate brokerage commissions involved in this transaction.

     3. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants described on Exhibit A on triple net leases covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

     4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend (EXCEPT SUCH EXTENSIONS PROVIDED IN THE

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          LEASES), nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

     5. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc.

          Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing or, at Purchaser's option, Seller may credit Purchaser in cash with an amount required to finish said work.

     6. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

     7. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

     8. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

     9. Purchaser shall have received a Phase 1 (and Phase II, if required) Environmental Audit satisfactory to Purchaser in all respect and indicating that there is no asbestos, PCBs, or hazardous substance in the buildings and on the property. In the event Purchaser does not elect to terminate this Agreement, Seller shall reimburse Purchaser at Closing for the cost of such audits.

     10. The above sale of the real estate shall be consummated by conveyance of a full warranty deed from Seller to Purchaser's designee, with the Seller and Purchaser splitting 50/50 the cost of any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

     11. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, on or before August 11, 2004, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments

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DATE
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          for 2003 and 2004 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. Seller and Purchaser shall split 50/50 the cost of the owner's policy (including all endorsements thereto) which shall be prepared under the direction of Larry Furlong of Orlando, Florida, as agent for Fidelity National Title Insurance Company, and Seller and Purchaser shall split 50/50 the cost of any transfer taxes and escrow fees. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

     12. This offer is subject to Purchaser receiving, prior to closing, an appraisal of the property prepared by an MAI or other qualified appraiser, acceptable to Purchaser or Purchaser's lender, if any. If this Agreement is not terminated by Purchaser, Seller shall reimburse Purchaser at Closing for the cost of such appraisal.

     13. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

     14. Seller warrants and represents that he has paid all unemployment taxes to date.

     15. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

     16. This offer is subject to the property being 100% occupied at the time of closing, with all tenants occupying their space, open for business, and paying full rent, including CAM, tax and insurance current, as shown on Exhibit A attached.

     17. Fifteen (15} days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

     18. Seller agrees that prior to closing it shall put all vacant spaces into rentable condition and ready for a new tenant to occupy immediately in accordance with all applicable laws, codes, etc., including all requirements for a certificate of occupancy for said space.

     19. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year audit of the books and records of the property.

     20. It is understood that this offer is contingent upon Seller, at Seller's expense, either (a) having Northside Properties renewing their lease for at least one year, with rents at least equal to the amount they are presently paying, all of which must be acceptable to Purchaser, or (b) entering into, at Closing, a master lease with respect thereto for a period of one year with rents (including CAM and taxes) at least equal to the amount they are presently paying.

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DATE
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     This offer is, of course, predicated upon the Purchaser's review and written approval of the existing eases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and all of Seller's operating statements on said property is required that are certified by an authorized officer, member or partner of Seller as true, complete and correct. Seller agrees to fully cooperate with Purchaser's auditors in their preparation of any audit required by purchaser, which audit may be completed post-closing.

     If this offer is acceptable, please sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by June 24, 2004.


                                          Sincerely,

ACCEPTED: JAFFE OF WESTON, INC.           INLAND REAL ESTATE ACQUISITIONS, INC.
                                          or nominee
By:            [ILLEGIBLE]
     ---------------------------------    /s/ Steven D. Sanders
Date:            6-28-04
     ---------------------------------    Steven D. Sanders
                                          Sr. Vice President


                                          G. Joseph Cosenza
                                          Vice Chairman

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                                    EXHIBIT A

                              HARVEST TOWNE CENTER
                              KNOXVILLE, TENNESSEE

[JAFFE PROPERTIES LOGO]

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